Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261725) of FREYR Battery of our report dated March 9, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers AS

Oslo, Norway

March 9, 2022